                            APPLIED MATERIALS, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


----------------------------------------------------------------------------------------------
                                                                       Three Months Ended
                                                                    Jan. 28,       Jan. 29,
(In thousands, except per share data)                                 1996           1995
----------------------------------------------------------------  ------------   -------------
Net sales                                                         $  1,040,580   $     506,108
                                                                  ------------   -------------
Costs and expenses:
  Cost of products sold                                                543,780         268,096
  Research, development and engineering                                110,352          59,996
  Marketing and selling                                                 77,282          44,145
  General and administrative                                            49,555          31,818
                                                                  ------------   -------------

Income from operations                                                 259,611         102,053
Interest expense                                                         5,168           5,582
Interest income                                                          9,597           4,772
                                                                  ------------   -------------

Income from consolidated companies before taxes                        264,040         101,243
Provision for income taxes                                              92,414          35,435
                                                                  ------------   -------------

Income from consolidated companies                                     171,626          65,808
Equity in net income/loss of joint venture                                         --              --
                                                                  ------------   -------------

Net income                                                        $    171,626   $      65,808
                                                                  ------------   -------------
Earnings per share                                                $       0.93   $        0.38
                                                                  ------------   -------------
Average common shares and
  equivalents                                                          184,001         172,616
----------------------------------------------------------------------------------------------

                            APPLIED MATERIALS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS*

 -----------------------------------------------------------------------------------------
                                                                JAN. 28,       OCT. 29,
           (In thousands)                                         1996           1995
 -----------------------------------------------------------------------------------------
       ASSETS      Current assets:
                       Cash and cash equivalents                $  266,880      $  285,845
                       Short-term investments                      545,725         483,487
                       Accounts receivable, net                    932,297         817,730
                       Inventories                                 479,662         427,413
                       Deferred income taxes                       196,783         198,888
                       Other current assets                         83,330          98,250
                                                                ----------      ----------
                   Total current assets                          2,504,677       2,311,613

                   Property, plant and equipment, net              713,730         630,746
                   Other assets                                     24,104          23,020
                                                                ----------      ----------
                   Total assets                                 $3,242,511      $2,965,379
                                                                ----------      ----------
   LIABILITIES     Current liabilities:
           AND         Notes payable                            $   58,844      $   61,748
  STOCKHOLDERS'        Current portion of long-term debt            22,492          21,064
        EQUITY         Accounts payable and
                          accrued expenses                         757,063         659,572
                       Income taxes payable                        131,174         119,347
                                                                ----------      ----------
                   Total current liabilities                       969,573         861,731

                   Long-term debt                                  279,576         279,807
                   Deferred income taxes and
                       other non-current obligations                50,162          40,338
                                                                ----------      ----------
                   Total liabilities                             1,299,311       1,181,876
                                                                ----------      ----------
                   Stockholders' equity:
                       Common stock                                  1,794           1,792
                       Additional paid-in capital                  753,048         760,057
                       Retained earnings                         1,171,605         999,979
                       Cumulative translation adjustments           16,753          21,675
                                                                ----------      ----------
                       Total stockholders' equity                1,943,200       1,783,503
                                                                ----------      ----------
                   Total liabilities and
                       stockholders' equity                     $3,242,511      $2,965,379
------------------------------------------------------------------------------------------

*Amounts as of January 28, 1996 are unaudited. Amounts as of October 29, 1995 were obtained from the October 29, 1995 audited financial statements.